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                                                                       EXHIBIT 2

                           AMENDED AND RESTATED BYLAWS
                                       OF
                             REYNOLDS AMERICAN INC.


                                   ARTICLE 1

                            MEETINGS OF SHAREHOLDERS

         SECTION 1.01 PLACE OF MEETINGS. Meetings of shareholders of the Corporation shall be held at such time and place either within or without the State of North Carolina as shall be fixed by the Corporation's Board of Directors (the "Board") and designated in the notice or waiver thereof. The Board may postpone and reschedule any previously scheduled annual or special meeting of shareholders.

         SECTION 1.02 ANNUAL AND SPECIAL MEETINGS. Annual meetings of shareholders shall be held at a place, if any, date and hour fixed by the Board to elect directors to the Board and to transact such other business as may properly come before the meeting. Special meetings of shareholders may be called by the persons permitted to call such meetings by the Corporation's Articles of Incorporation.

         SECTION 1.03 NOTICE. Except as otherwise provided by law or by the Articles of Incorporation, written notice shall be given to each shareholder entitled to vote at such meeting not fewer than 10 nor more than 60 days before the date of each meeting of shareholders, such notice to include the place, if any, date and hour of the meeting, the means of remote communications, if any, by which shareholders and proxy holders may be deemed to be present in person and vote at such meeting and, in the case of a special meeting, the purpose or purposes for which the meeting is called. When a meeting is adjourned to a different date, time or place, notice need not be given of the new date, time or place if (i) the new date, time or place is announced at the meeting before adjournment, and (ii) a new record date is not fixed for the adjourned meeting. If a new record date is fixed for the adjourned meeting (which must be done if the new meeting date is more than 120 days after the date of the original meeting), notice of the adjourned meeting must be given as provided in this section to persons who are shareholders as of the new record date.

         SECTION 1.04 QUORUM; ADJOURNMENT. Shares entitled to vote as a separate voting group may take action in a matter only if a quorum of those shares exists with respect to that matter.

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A majority of the votes entitled to be cast on the matter by the voting group constitutes a quorum of the voting group for action on that matter. Except as otherwise provided by law or by the Articles of Incorporation, at the opening of any meeting, such meeting may be adjourned from time to time by the vote of a majority of the votes cast on the motion to adjourn or by any officer entitled to preside at or to act as secretary of the meeting. Once a share is represented for any purpose at a meeting, it is deemed present for quorum purposes for the remainder of the meeting and for any adjournment of that meeting unless a new record date is or must be set for that adjourned meeting. Subject to the provisions of the North Carolina Business Corporation Act, at any adjourned meeting any business may be transacted that might have been transacted at the original meeting if a quorum exists with respect to the matter proposed.

         SECTION 1.05 CONDUCT OF MEETING AND ORDER OF BUSINESS. The Chairman or, at the Chairman's request or in the absence of the Chairman, the Chief Executive Officer, or, in the absence of the Chairman and the Chief Executive Officer, such person as shall be selected by the Board, shall act as chairman at all meetings of shareholders. The Secretary of the Corporation or, in his or her absence, an Assistant Secretary shall act as secretary at all meetings of shareholders. The chairman of the meeting shall have the right and authority to determine and maintain the rules, regulations and procedures for the proper conduct of the meeting, including but not limited to restricting entry to the meeting after it has commenced, maintaining order and the safety of those in attendance, opening and closing the polls for voting, dismissing business not properly submitted, and limiting time allowed for discussion of the business of the meeting.

         Business to be conducted at annual meetings of shareholders shall be limited to that properly submitted to the meeting either by or at the direction of the Board or by any shareholder of the Corporation who shall be entitled to vote at such meeting and who complies with the notice requirements set forth in
Section 1.06. If the chairman of the meeting shall determine that any business was not properly submitted in accordance with the terms of Section 1.06, he or she shall so declare to the meeting and the business that was not properly submitted shall not be transacted at that meeting.

         SECTION 1.06 ADVANCE NOTICE OF SHAREHOLDER PROPOSALS. In addition to any other applicable requirements, in order to properly submit any business to an annual meeting of

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shareholders, a shareholder must give timely notice in writing to the Secretary of the Corporation. To be timely, such notice must be delivered either in person or by United States certified mail, postage prepaid, and received prior to the close of business at the principal executive offices of the Corporation (a) not less than 120 days nor more than 150 days (unless, in either case, such day is not a business day in which case the immediately preceding business day) before the first anniversary of the date of the Corporation's proxy statement released to shareholders in connection with the most recent annual meeting of shareholders or (b) if no annual meeting was held in the previous year or the date of the applicable annual meeting has been changed by more than 30 days from the date contemplated at the time of the previous year's proxy statement, not later than the close of business on the later of the tenth calendar day following the day on which the first public announcement of the date of the annual meeting was made and the date that is 90 days before the date of the applicable annual meeting; (provided, however, that, for the 2005 annual meeting of shareholders, such notice by a shareholder must be so delivered no earlier than October 22, 2004 and no later than the close of business on November 21,
2004). In no event shall the public announcement of a postponement or adjournment of an annual meeting commence a new time period for the giving of a shareholder's notice as described above.

         Nomination of persons for election to the Board may be made by the Board or any committee designated by the Board or, in the case of an annual meeting, by any shareholder entitled to vote for the election of directors at the annual meeting of shareholders. However, nominations other than those made by the Board or its designated committee must be made in accordance with the procedures for submitting business at an annual meeting of the shareholders as set forth in this Section 1.06, and no person shall be eligible to serve as a director unless such procedures have been followed. A shareholder may nominate a person or persons for election to the Board only if written notice of such shareholder's intent to make such nomination is given to the Secretary of the Corporation in accordance with the procedures set forth above.

         A shareholder's notice to submit business to an annual meeting of shareholders shall set forth (a) the name and address of the shareholder, (b) the class and number of shares of stock beneficially owned by such shareholder,
(c) the name in which such shares are registered on the stock transfer books of the Corporation, (d) a representation that the shareholder intends

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to appear at the meeting in person or by proxy to submit the business specified in such notice, (e) any material interest of the shareholder in the business to be submitted and (f) a brief description of the business desired to be submitted to the annual meeting, including the complete text of any resolutions to be presented at the annual meeting, and the reasons for conducting such business at the annual meeting. In addition, the shareholder making such proposal shall promptly provide any other information reasonably requested by the Corporation.

         In addition to the information required above to be given by a shareholder who intends to submit business to a meeting of shareholders, if the business to be submitted is the nomination of a person or persons for election to the Board then such shareholder's notice must also set forth, as to each person whom the shareholder proposes to nominate for election as a director, (a) the name, age, business address and, if known, residence address of such person,
(b) the principal occupation or employment of such person, (c) the class and number of shares of stock of the Corporation which are beneficially owned by such person, (d) any other information relating to such person that is required to be disclosed in solicitations of proxies for election of directors or is otherwise required by the rules and regulations of the Securities and Exchange Commission promulgated under the Securities Exchange Act of 1934, as amended,
(e) the written consent of such person to be named in the proxy statement as a nominee and to serve as a director if elected and (f) a description of all arrangements or understandings between such shareholder and each nominee and any other person or persons (naming such person or persons) pursuant to which the nomination or nominations are to be made by such shareholder.

         Any person nominated for election as a director by the Board or any committee designated by the Board shall, upon the request of the Board or such committee, furnish to the Secretary of the Corporation all such information pertaining to such person that is required to be set forth in a shareholder's notice of nomination.

         In addition to the foregoing provision of this Section 1.06, a shareholder who seeks to have any proposal included in the Corporation's proxy statement shall comply with the requirements of Regulation 14A under the Securities Exchange Act of 1934, as amended.

         For purposes of this Section 1.06, "public announcement" means announcement in a press release reported by the Dow Jones

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News Service, Associated Press or comparable national news service or in a document filed by the Corporation with the Securities and Exchange Commission pursuant to the Securities Exchange Act of 1934, as amended.

         SECTION 1.07 VOTING. If a quorum exists, in all actions of shareholders other than the election of directors or as otherwise required by law, the Articles of Incorporation or these Bylaws, action on a matter by a voting group is approved if the votes cast within the voting group favoring the action exceed the votes cast opposing the action. If a quorum exists, at all meetings of shareholders at which directors are to be elected, subject to the rights of the holders of any series of Preferred Stock to elect directors, directors shall be elected by a plurality of the votes cast by the shares entitled to vote on the election of directors.

         A shareholder may appoint one or more proxies to vote or otherwise act for the shareholder in accordance with the North Carolina Business Corporation Act. A proxy shall be submitted to the secretary of the meeting at or prior to the time designated by the chairman of the meeting.

         SECTION 1.08 INSPECTORS OF ELECTION. Prior to any meeting of shareholders, the Board may appoint one or more inspectors to act at the meeting and make a written report thereof. The Board may designate one or more persons as alternate inspectors to replace any inspector who fails to act. Each inspector, before entering upon the discharge of his or her duties, shall take and sign an oath to execute faithfully the duties of inspector with strict impartiality and according to the best of his or her ability. If any inspector previously appointed shall fail to attend or refuse or be unable to serve, a substitute shall be appointed by the presiding officer.

                                    ARTICLE 2

                                    DIRECTORS

         SECTION 2.01 MEETINGS. Regular meetings of the Board shall be held at such times and places within or without the State of North Carolina as may from time to time be fixed by the Board or as may be specified in a notice of meeting. Special meetings of the Board may be held at any time upon the call of the Chairman, the Chief Executive Officer or the President and shall be called by the Chairman, the Chief Executive Officer, the President or the Secretary if directed by the Board or at least two or more Directors. A meeting of the Board may be held

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without notice immediately after the annual meeting of shareholders. No notice shall be required for any regular meeting of the Board. Notice of the date, time and place of holding of each special meeting shall be given by delivering such notice at least two business days before the date of the meeting to each director by telecopy or telegraph, personally or by telephone.

         SECTION 2.02 QUORUM. Except as otherwise provided in the Articles of Incorporation, a majority of the total number of directors shall constitute a quorum for the transaction of business. If a quorum is not present at any meeting of the Board, the directors present may adjourn the meeting from time to time, without notice other than announcement at the meeting, until such a quorum is present.

         SECTION 2.03 COMMITTEES OF DIRECTORS. The Board may, by resolution adopted by a majority of the Board, designate one or more committees to have and exercise such power and authority as the Board shall specify.

         No action by any committee of the Board shall be valid unless taken at a meeting for which notice has been duly given in accordance with the last sentence of Section 2.01 of these Bylaws or waived by the members of such committee. Such notice shall include a description of the general nature of the business to be transacted at the meeting, and no other business may be transacted at such meeting unless all members of the committee are present and consent to the consideration of such other business. Any committee member unable to participate in person at any meeting shall be given the opportunity to participate by any means of communication by which all committee members participating may simultaneously hear each other during the meeting. Notwithstanding the foregoing, action may be taken by a committee of the Board without a meeting if it is taken by unanimous written consent.

         Each of the committees established by the Board pursuant to this
Section 2.03 shall establish such other rules and procedures for its operation and governance (consistent with the North Carolina Business Corporation Act) as it shall see fit and may seek such consultation and advice as to matters within its purview as it shall require.

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                                   ARTICLE 3

                                   OFFICERS

         SECTION 3.01 DESCRIPTION AND TERMS. The officers of the Corporation shall be the Chairman, the Chief Executive Officer, the President, a Treasurer and a Secretary, who shall have the duty, among other things, to record the proceedings of the meetings of shareholders and directors in a book kept for that purpose, and such other additional officers with such titles as the Board shall determine, all of whom shall be chosen by and serve at the pleasure of the Board; provided that the Chief Executive Officer may appoint Senior Vice Presidents, Vice Presidents or Assistant Officers at his or her discretion. Subject to such limitations as may be imposed by the Board, the Chief Executive Officer shall have full executive power and authority with respect to the Corporation. The President, if separate from the Chief Executive Officer, shall have such powers and authority as the Chief Executive Officer may determine. If the Chief Executive Officer is absent or incapacitated, the Board or any committee designated by the Board for such purpose shall determine the person who shall have all the power and authority of the Chief Executive Officer. Other officers shall have the usual powers and shall perform all the usual duties incident to their respective offices. All officers shall be subject to the supervision and direction of the Board. The authority, duties or responsibilities of any officer of the Corporation may be suspended by the Chief Executive Officer with or without cause. Any officer may be removed by the Board with or without cause. Subject to such limitations as the Board and the North Carolina Business Corporation Act may provide, each officer may further delegate to any other officer or any employee or agent of the Corporation such portions of his or her authority as the officer shall deem appropriate, subject to such limitations as the officer shall specify, and may revoke such authority at any time.

         SECTION 3.02 SHAREHOLDER CONSENTS AND PROXIES. The Chairman, the Chief Executive Officer, the President, the Secretary and the Treasurer, or any one of them, shall have the power and authority on behalf of the Corporation to execute any shareholders' consents or proxies and to attend and act and vote in person or by proxy at any meetings of shareholders of any corporation in which the Corporation may own stock, and at any such meetings shall possess and may exercise any and all of the rights and powers incident to the ownership of such stock which as the owner thereof the Corporation might have possessed and

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executed if present. The Board by resolution from time to time may confer like powers upon any officer.

                                   ARTICLE 4

                               GENERAL PROVISIONS

         SECTION 4.01 NOTICES. Whenever any statute, the Articles of Incorporation or these Bylaws require notice to be given to any shareholder, such notice is to be given in writing by mail, addressed to such shareholder at his or her address as it appears on the current shareholder records of the Corporation, with postage thereon prepaid. Such notice shall be deemed to have been given when it is deposited in the United States mail. Notice to directors may be given by telegram or facsimile transmission or be delivered personally or by telephone.

         SECTION 4.02 INDEMNIFICATION. If a claim under Section 1 or 2 of Article Ninth of the Corporation's Articles of Incorporation is not paid in full by the Corporation within 60 calendar days after a written claim has been received by the Corporation, the person claiming indemnification may at any time thereafter bring suit against the Corporation to recover the unpaid amount of the claim. If successful in whole or in part in any such suit, such claimant shall be entitled to be paid also the expense of prosecuting or defending such suit. In any case, it shall be a defense to such claims that, and the Corporation shall not be obliged to advance any such expense if, the claimant has not met any applicable standard for indemnification set forth in the North Carolina Business Corporation Act or the Corporation's Articles of Incorporation. The Corporation shall not advance any such expenses to a claimant, unless the Corporation has previously received from such claimant an undertaking to repay the amount of such expenses in the event it is determined such claimant was not entitled to indemnification. A determination by the Corporation (including its Board of Directors, independent legal counsel or stockholders) to the effect that indemnification of the claimant is proper in the circumstances because the claimant has met the applicable standard of conduct or that the claimant has not met such applicable standard of conduct, or the failure by the Corporation to make any such determination, shall not create a presumption that the claimant has or has not met the applicable standard of conduct or be a defense to such suit.

         SECTION 4.03 FISCAL YEAR. The fiscal year of the Corporation shall be fixed by the Board.

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         SECTION 4.04 CERTIFICATES OF STOCK. Any certificates which represent shares of the Corporation shall be signed by the Chairman or the Chief Executive Officer and by the Secretary or an Assistant Secretary. Any and all signatures on any such certificates, including signature of officers, transfer agents and registrars, may be facsimile.
















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